Exhibit 99.1

FISKER INC. ANNOUNCES FOURTH QUARTER AND FISCAL YEAR 2021 FINANCIAL RESULTS

FEBRUARY 16, 2022

•	Q4 2021 and year end 2021 operating results in-line with expectations, further establishing Fisker’s track-record of spending visibility and discipline.

•

Fisker Ocean unveil in November 2021 illustrated multiple class-leading, customer-facing features, which forms a platform for brand-building and demand-generation activities that are showing significant traction.

•	Ocean reservations total more than 30,000 as of February 14, 2022, including 1,600 fleet reservations. 2022YTD retail reservation pace has increased more than 400% versus FY2021.

•	PEAR reservations now open to retail customers following strong customer outreach and potential for a near-term order from a large commercial customer.

LOS ANGELES, CA — (February 16, 2022) — Fisker Inc. (NYSE: FSR) (“Fisker”) — passionate creator of the world’s most sustainable electric vehicles and advanced mobility solutions — today announced its financial results for the fourth quarter and fiscal year ended December 31, 2021.

“2022 has kicked off at an amazing pace, with continued laser focus on delivery of the Fisker Ocean as priority one. We are now into the next-level prototype build phase and progressing through our vehicle testing and certification plan. Our extremely dedicated and focused team is working closely with all our suppliers to stay on track to deliver the first Fisker Oceans this year in November. Amid global semiconductor and other supply constraints, we work regularly in collaboration with key partners to identify and mitigate any issues,” stated Henrik Fisker, Chairman and Chief Executive Officer of Fisker.

“As the Fisker Ocean is heading towards production, it’s time for us to plan for a future of rapid growth. After many requests from potential customers (both retail and commercial) and completion of design and engineering phase 1, we decided to open reservations for the 2024 Fisker PEAR. This is a completely differentiated product, designed and engineered to reinvent urban mobility,” Fisker added.
“Our philosophy is that every vehicle that Fisker produces must be class-leading in multiple customer-facing areas and we are highly confident that we will achieve that with Fisker Ocean in terms of range, overall driving performance dynamics, and central display innovation. Today we released details on a global industry-leading warranty for the Fisker Ocean, right from launch, to show our confidence in the build quality, technology quality and overall durability of the Fisker Ocean. The acceleration of reservations for the Ocean clearly shows that people are discovering that the Ocean has features that no one else is offering in its price segment. Based on our in-house data analytics, we’ve seen a very positive customer reaction to the Fisker Ocean’s design and an enthusiastic response to its sustainability credentials,” Fisker said.

Fourth Quarter 2021 Business Highlights:

•   Disciplined cash deployment planning and processes resulted in strong year-end cash balance of $1.2bn, sufficient to fund the production launch of Fisker Ocean in November 2022. Overall FY2021 non-GAAP Operating Expenses and Capital Expenditures was $458M, modestly favorable to guidance provided in the Q3 2021 earnings release due to timing of Capital Expenditure billing.

•   Revealed the production-intent version of the Fisker Ocean at the LA Auto Show on November 17, 2021. Achieved goal of multiple class-leading features, including range, performance dynamics, and central display size and rotation.

•   Began production of next-level prototypes at the Fisker Ocean assembly facility. We will soon have the capability to produce two prototypes per day to support our comprehensive test and validation program for global certification.

•   Joined the UN Global Compact, committing to an annual progress report and complementing our ongoing alignment with the UN sustainable development goals. Additional ESG-related initiatives included publication of Fisker’s Labor and Human Rights Policy and continued progress on a Lifecycle Analysis of Fisker Ocean adhering to ISO standards.

Recent Updates:

•	Affirming the expected timing plan for Fisker Ocean start-of-production on November 17, 2022.

•

Showcased the Fisker Ocean advanced driver-assistance systems (“ADAS”) features at CES, offering state-of-the-art safety to drivers and passengers. Called Fisker Intelligent Pilot, the ADAS platform integrates four types of sensors: an industry-leading surround-view camera suite, a camera-based driver-monitoring system, ultrasonic technology, and a Digital-Imaging Radar System that Fisker expects to be first to market when the Fisker Ocean begins production in November 2022.

•	Released details on the Fisker Ocean warranty here which we believe includes the longest coverage period of any electric vehicle in the Ocean’s segment (both comprehensive and powertrain).

•	Nominated JP Morgan Chase in North America and Santander in Europe as Fisker’s retail financing partners to provide competitive vehicle loan offers to Fisker customers at the point of sale.

•   Fisker Ocean reservations are over 30,000 as of February 14, 2022 (net of cancellations), including 1,600 fleet reservations (we recently received an incremental 200 unit order from ServiceNow). This compares to 18,600 (including 1,400 fleet) as of our Q3 2021 earnings call in November 2021. The net daily retail reservation rate in 2022 year-to-date has increased more than 400% compared to FY2021 and is on an annualized pace of over 55,000.

•   Based on a survey of a subset of reservation holders conducted by Fisker in December 2021, 19% plan to order Ocean Sport, 38% Ocean Ultra, and 43% Ocean Extreme / One. This implies an initial average selling price (“ASP”) of approximately $56,000, excluding options and delivery fee. It also suggests that current reservations have an indicative future gross revenue value of approximately $1.7 billion based on the more than 30,000 reservations.

•	Completed concept phase for Fisker PEAR. We anticipate PEAR will be manufactured in Ohio, USA at an annual volume of a minimum of 250,000 per year after full ramp-up.

•	Currently in discussions with potentially large-volume commercial customers for incremental Ocean and PEAR reservations.

•	Employee recruitment continued at strong pace, with headcount rising to 396 full-time employees as of February 14, 2022 from 327 as of December 31, 2021 and 101 as of December 31, 2020.

Fourth Quarter 2021 Financial Highlights:

•	Cash and cash equivalents of $1.20 billion as of December 31, 2021.

•	Loss from operations totaled $133.4 million, including $1.5 million of stock-based compensation expense.

•	Net loss totaled $138.4 million and $0.47 loss per share.

•	Net cash used in operating activities totaled $140.9 million and cash paid for capital expenditures totaled $52.6 million.

•	Weighted average shares outstanding totaled 296.7 million for the three months ended December 31, 2021.

2022 Business Outlook

The following information reflects Fisker’s expectations for key non-GAAP operating expenses and capital expenditures for the full-year 2022. Fisker is projecting the total of these items to be within a range of $715 million to $790 million.

Expense item	USD, millions
Research & Development (Non-GAAP)[1]	$ 330 - 380
Selling, General, and Administrative (Non-GAAP)[1]	$ 105 - 120

Total Operating Expenses (Non-GAAP)[1]	$ 435 - 500

Capital Expenditures	$ 280 - 290

[1]

Excludes stock-based compensation expense. A reconciliation to the corresponding GAAP amount is not provided as the quantification of stock-based compensation excluded from the non-GAAP measure, which may be significant, cannot be reasonably calculated or predicted without unreasonable efforts. The Non-GAAP adjustment for stock-based compensation expense requires additional inputs such as number of shares granted and market price volatilities that are not currently ascertainable.

Conference Call Information

Fisker Inc. will host a conference call to discuss the results at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) today, February 16, 2022. The live audio webcast, along with supplemental information, will be accessible on Fisker’s Investor Relations website at https://investors.fiskerinc.com. A recording of the webcast will also be available following the conference call.

Use of Non-GAAP Financial Measures (Unaudited)

This press release and the accompanying tables references certain non-generally accepted accounting principles in the United States (GAAP) financial measures, including non-GAAP adjusted loss from operations, non-GAAP selling, general, and administrative expense, non-GAAP research and development expense and non-GAAP total operating expenses. These non-GAAP financial measures differ from their directly comparable GAAP financial measures due to adjustments made to exclude stock-based compensation expense. None of these non-GAAP financial measures is a substitute for or superior to measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to any other performance measures derived in accordance with GAAP.

Fisker believes that presenting these non-GAAP financial measures provides useful supplemental information to investors about Fisker in understanding and evaluating its operating results, enhancing the overall understanding of its past performance and future prospects, and allowing for greater transparency with respect to key financial metrics used by its management in financial and operational-decision making. However, there are a number of limitations related to the use of non-GAAP measures and their nearest GAAP equivalents. For example, other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore any non-GAAP measures Fisker uses may not be directly comparable to similarly titled measures of other companies. Therefore, both GAAP financial measures of Fisker’s financial performance and the respective non-GAAP measures should be considered together. Please see the reconciliation of non-GAAP financial measures to the most directly comparable GAAP measure in the tables below.

Disclosure Information

Fisker uses the investor relations section on its website as a means of complying with its disclosure obligations under Regulation FD. It also uses various social media channels as a means of disclosing information about Fisker and its products to its customers, investors and the public (e.g., @fiskerinc, @fiskerofficial, #fiskerinc, #henrikfisker and #fisker on Twitter, Facebook, Instagram, YouTube, TikTok and LinkedIn). Accordingly, investors should monitor Fisker’s investor relations website and social media channels in addition to following Fisker’s press releases, SEC filings, and public conference calls and webcasts.

About Fisker Inc.

California-based Fisker Inc. is revolutionizing the automotive industry by developing the most emotionally desirable and eco-friendly electric vehicles on Earth. Passionately driven by a vision of a clean future for all, the company is on a mission to become the No. 1 e-mobility service provider with the world’s most sustainable vehicles. To learn more, visit www.Fiskerinc.com – and enjoy exclusive content across Fisker’s social media channels: Facebook, Instagram, Twitter, YouTube and LinkedIn. Download the revolutionary new Fisker mobile app from the App Store or Google Play store.

Forward-Looking Statements

This press release includes forward-looking statements, which are subject to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “feel,” “believes,” expects,” “estimates,” “projects,” “intends,” “should,” “is to be,” or the negative of such terms, or other comparable terminology and include, among other things, the quotations of our Chief Executive Officer and statements regarding Fisker’s future performance under “2022 Business Outlook,” the reported financial results for the fourth quarter and full-year 2021, which are subject to completion of Fisker’s internal review, and other future events that involve risks and uncertainties. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors, including, but not limited to: the completion of procedures and internal controls associated with Fisker’s year-end financial reporting, including all the customary reviews, external audit and approvals; Fisker’s limited operating history; Fisker’s ability to enter into additional agreements, as necessary, with Magna, Foxconn, or other original equipment manufacturers (“OEMs”) or tier-one suppliers in order to execute on its business plan; the risk that OEM and supply partners do not meet agreed upon timelines or experience capacity constraints; the risk that OEM and supply partners experience supply chain shortages for Fisker vehicle components now or in the future; Fisker may experience significant delays in the design, manufacture, regulatory approval, launch and financing of its vehicles; Fisker’s ability to execute its business model, including market acceptance of its planned products and services; Fisker’s inability to retain key personnel and to hire additional personnel; competition in the electric vehicle market; Fisker’s inability to develop a sales distribution network; the ability to protect its intellectual property rights; and those factors discussed in Fisker’s Annual Report on Form 10-K/A, and any subsequent Quarterly Reports on Form 10-Q under the heading “Risk Factors,” filed with the Securities and Exchange Commission (the “SEC”) and other reports and documents Fisker files from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and Fisker undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Contact: Fisker Inc.

Dan Galves, VP, Investor Relations

investors@fiskerinc.com

Matthew Debord, Senior Director, Communications, Strategy & Storytelling

Fisker@GoDRIVEN360.com

Fourth Quarter 2021 Financial Results

Fisker Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

(amounts in thousands, except share and per share data)

	Three Months Ended Dec 31,		Years Ended Dec 31,
	2021	2020	2021	2020
Revenue	$41	$—	$106	$—
Costs of goods sold	40	—	87	—

Gross margin	1	—	19	—

Operating costs and expenses:
General and administrative	18,400	14,216	42,413	22,272
Research and development	115,049	17,089	286,857	21,052

Total operating costs and expenses	133,449	31,305	329,270	43,324

Loss from operations	(133,448)	(31,305)	(329,251)	(43,324)

Other income (expense):
Other income (expense)	(304)	(67)	(402)	(52)
Interest income	212	66	627	79
Interest expense	(4,399)	(284)	(6,546)	(1,610)
Changes in fair value - embedded derivative	—	(56,008)	(138,436)	(85,417)
Foreign currency gain (loss)	(492)	198	2,666	320

Total other income (expense)	(4,984)	(56,095)	(142,091)	(86,680)

Net loss	$(138,432)	$(87,400)	$(471,342)	$(130,004)

Basic and Diluted net loss per share	$(0.47)	$(0.39)	$(1.61)	$(0.96)

Basic and Diluted weighted average common shares outstanding	296,706,320	223,116,142	292,004,136	135,034,921

Fisker Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

(amounts in thousands, except share and per share data)

	As of:
	December 31, 2021	December 31, 2020
Current assets:
Cash and cash equivalents	$1,202,439	$991,158
Prepaid expenses and other current assets	30,423	9,872

Total current assets	1,232,862	1,001,030

Non-current assets:
Property and equipment, net	85,643	945
Right of use asset, net	18,285	2,548
Other non-current assets	24,637	1,329
Intangible asset	231,525	58,041

Total noncurrent assets	360,090	62,863

Total assets	$1,592,952	$1,063,893

Current liabilities:
Accounts payable	$28,143	$5,159
Accrued expenses	79,634	7,408
Lease liabilities (short term)	4,552	655

Total current liabilities	112,329	13,222

Non-current liabilities:
Customer deposits	6,300	3,527
Warrants liability	—	138,102
Lease liabilities	14,933	1,912
Convertible notes	659,348	—

Total non-current liabilities	680,581	143,541

Total liabilities	792,910	156,763

Stockholder’s equity (deficit)	800,042	907,130

Total liabilities and equity	$1,592,952	$1,063,893

Fisker Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

(amounts in thousands, except share and per share data)

	Three Months Ended Dec 31,		Twelve Months Ended Dec 31,
	2021	2020	2021	2020
Cash flows from Operating Activities
Net loss	$(138,432)	$(87,400)	$(471,341)	$(130,004)
Stock-based comp	1,544	377	5,622	711
Depreciation and Amortization	301	51	699	77
Accretion of debt issuance costs	219	519	373	1,610
Change in fair value of derivatives	—	56,007	138,436	85,416
Reclassification of expensed payments made to arrangers of convertible security	—	—	—	3,500
Loss on disposal of fixed assets	—	28	—	28
Change in operating assets and liabilities	(5,644)	204	23,835	394
Other operating activities	1,117	149	1,107	262

Net cash used in operating activities	(140,895)	(30,066)	(301,269)	(38,006)

Cash flows from Investing Activities Purchase of property and equipment	(52,557)	(452)	(134,387)	(676)

Net cash used in investing activities	(52,557)	(452)	(134,387)	(676)

Cash flows from Financing Activities
Proceeds from issuance of bridge notes	—	—	—	5,372
Proceeds from convertible notes / equity security	—	—	667,500	46,500
Payments for debt issuance costs	—	—	(8,523)	—
Payments for capped call option	—	—	(96,788)	—
Proceeds from exercise of warrants/stock options	—	—	89,023	—
Proceeds from recapitalization of Spartan shares, net of redemptions and issuance costs	—	976,695	—	976,023
Payments for stock issuance costs and redemption of unexercised warrants	—	—	(22)	—
Proceeds from exercise of stock options	457	4	5,616	87
Payments to tax authorities for statutory tax withholdings	(4,977)	—	(9,869)	—

Net cash provided by financing activities	(4,520)	976,699	646,937	1,027,982

Net increase / (decrease) in cash and cash equivalents	(197,972)	946,182	211,281	989,300
Cash and cash equivalents, beginning of period	1,400,411	44,976	991,158	1,858

Cash and cash equivalents, end of period	$1,202,439	$991,158	$1,202,439	$991,158

GAAP Loss from Operations to Non-GAAP Adjusted Loss from Operations

(Unaudited, amounts in thousands, except share and per share data)

	Three Months Ended Dec. 31,		Years Ended Dec. 31,
	2021	2020	2021	2020
GAAP Loss from operations	$(133,448)	(31,305)	$(329,251)	(43,324)
Add: stock-based compensation	1,544	377	5,622	711

Non-GAAP Adjusted loss from operations	$(131,904)	$(30,928)	$(323,629)	$(42,613)

Source: Fisker Inc.